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                                                                    Exhibit 4.01

                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") is made and entered into as of April 21, 2000 by and among Exodus Communications, Inc., a Delaware corporation (the "Company"), Mirror Image Internet, Inc., a Delaware corporation ("MII"), and Xcelera.com Inc., a Cayman Islands corporation ("Xcelera") (each of MII and Xcelera are individually a "Holder," and collectively, the "Holders").

                                R E C I T A L S
                                - - - - - - - -

     A. This Agreement is entered into in connection with and is ancillary to a Common Stock Purchase Agreement dated as of March 22, 2000 among the Company and the Holders (the "MII Purchase Agreement"), and a Common Stock Purchase Agreement dated as of March 22, 2000 between the Company and Xcelera (the "Xcelera Purchase Agreement"). Pursuant to the MII Purchase Agreement, the Company will purchase from MII shares of MII's Common Stock ("MII Common Stock") in exchange for cash and shares of the Company's common stock ("Company Common Stock"). Pursuant to the Xcelera Purchase Agreement, the Company will purchase from Xcelera shares of MII Common Stock in exchange for cash and shares of Company Common Stock. References to capitalized terms in this Agreement that are not otherwise defined herein will have the meaning ascribed to them in the MII Purchase Agreement.

     B. The parties have agreed that, in connection with the issuance of Company Common Stock pursuant to the MII Purchase Agreement and the Xcelera Purchase Agreement, the Holders will each be granted certain registration rights on the terms set forth herein.

     C. To induce MII and Xcelera to sell such shares of Common Stock to the Company and to enter into the MII Purchase Agreement and the Xcelera Purchase Agreement, the Company has agreed to grant the Holders registration rights, all as more fully set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.  REGISTRATION RIGHTS.
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          (a)  The Company shall use its reasonable best efforts to cause the shares of Company Common Stock issued in connection with the MII Purchase Agreement and the Xcelera Purchase Agreement, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or distribution or any recapitalization, combination of shares or the like (the "Registrable Securities") to be registered under the Securities Act of 1933, as amended (the "Securities Act") within ten business days of the Closing (as defined in the MII Purchase Agreement) so as to permit the resale or distribution thereof, and in connection therewith shall prepare and file a shelf Registration Statement under Rule 415 of the Securities Act on Form S-3 ("Registration Statement") with the Securities and Exchange Commission ("SEC") as soon as reasonably practical after the date hereof, and shall use its reasonable best efforts to cause the Registration Statement to become effective as soon as reasonably practical thereafter. The Company shall not be required to effect more than one registration under this Section 1; provided that if a Holder advises the Company that it intends to distribute the Registrable Securities by means of an underwriting, then the Company shall be required to assist in no more than one such underwritten offering, which offering shall be consummated within a reasonable time from the date of the Holder's request; provided further that, in the event that an offering is effected by means of an underwriting, the Company shall have the right to select the underwriter (which shall be reasonably acceptable to the Holders).

          (b) The Company shall (i) prepare and file with the SEC the Registration Statement in accordance with Section 1(a) hereof with respect to the shares of Registrable Securities and shall use all reasonable
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best efforts to cause the Registration Statement to remain effective for a period ending on the last to occur of the date all of the shares of Registrable Securities registered thereunder (x) shall have been sold under the Registration Statement or under Rule 144 under the Securities Act, or (y) may be sold under Rule 144(k); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement until the termination of effectiveness of the Registration Statement; and (iii) furnish to each holder of Registrable Securities (a "Holder") such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the Registration Statement to remain current.

          (c) The Company shall use reasonable best efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (d) In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (e) The Company shall furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          (f) The Company shall notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Notwithstanding any other provision of this Section 1, the Company shall have the right at any time to require that all Holders suspend further offers and sales of Registrable Securities whenever, and for so long as, in the good faith judgment of the Board of Directors of the Company, based on the advice of outside counsel, it would materially adversely affect any financing, acquisition or other material transaction of the Company out of the ordinary course of business or would require premature disclosure thereof or of any other material event out of the ordinary course of the business of the Company if the offers and sales were not suspended (the "Suspension Right"). In the event the Company exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to the Company or until such time as the information or event is no longer material, each as determined in good faith by the Company after consultation with counsel. The Company will promptly give the Holders notice, in a writing signed by an executive officer of the Company of any such suspension (the "Suspension Notice"). The Company agrees to notify the Holders promptly upon termination of the suspension (the "Resumption Notice"). The period
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during which the Company is required to keep the Registration Statement effective shall be extended by a period equal in length to any and all periods during which offers and sales of Registrable Securities are suspended pursuant to exercise of the Suspension Right; provided that the Company shall not have the right to suspend offers and sales for more than ninety days during any twelve-month period.

          (h) The Company shall pay all of the out-of-pocket expenses, other than underwriting discounts and commissions, if any, incurred in connection with any registration of Registrable Securities pursuant to this Section 1, including, without limitation, all registration and filing fees, printing expenses, transfer agents' and registrars' fees, the fees and disbursements of the Company's outside counsel and independent accountants; provided that the Holders shall be responsible for all such out-of-pocket expenses in the event that the offering made pursuant to the registration is underwritten.

          (i) To the fullest extent permitted by law, the Company will indemnify, defend, protect and hold harmless each selling Holder, each underwriter of the Company Common Stock being sold by such Holders pursuant to this Section 1, each person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") and their respective affiliates, officers, directors, partners, successors and assigns (each a "Holder Indemnitee"), against all actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will promptly reimburse each such Holder Indemnitee, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact in any registration statement and any prospectus filed pursuant to Section 1 or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any rule or regulation promulgated under the Securities Act, the Exchange Act or any statute, regulation or law applicable to the Company and relating to action or inaction required of the Company in connection with such registration; provided, however, that the Company shall not be liable to any such Holder Indemnitee in respect of any claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by such Holder Indemnitee specifically for use in connection with such registration statement and prospectus or post-effective amendment.

          (j) To the fullest extent permitted by law, each selling Holder of Registrable Securities registered in accordance with Section 1 will indemnify the Company, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, each underwriter of the Company Common Stock and their respective affiliates, officers, directors, partners, successors and assigns (each an the "Company Indemnitee") against any actions, claims, losses, damages, liabilities and expenses to which they or any of them may become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will promptly reimburse each Company Indemnitee for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any registration statement and any prospectus filed pursuant to Section 1 or any post-effective amendment thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Holder specifically for use in connection with such registration statement, prospectus or post-effective amendment; provided, however, that the obligations of each such selling Holder hereunder shall be limited to an amount equal to the proceeds to such Holder from the sale of such Holder's Registrable Securities as contemplated herein.

          (k) Each person entitled to indemnification under this Section 1 (an "Indemnified Person") shall give notice to the party required to provide indemnification (the "Indemnifying Person") promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom,
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provided that counsel for the Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld), and the Indemnified Person may participate in such defense at such party's expense (unless the Indemnified Person has reasonably concluded that there may be a conflict of interest between the Indemnifying Person and the Indemnified Person in such action or unless the Indemnifying Person fails to assume the defense or pursue it in good faith, in which case the fees and expenses of counsel for the Indemnified Person shall be at the expense of the Indemnifying Person), and provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section 1 except to the extent the Indemnifying Person is materially prejudiced thereby. No Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Person) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (l) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company or any Holder makes a claim for indemnification pursuant to this Section 1 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 1 provides for indemnification, in such case, then the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided herein is not permitted by applicable law, in such proportion as shall be permitted by applicable law and reflect as nearly as possible the allocation provided herein. The relative fault of the Company on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Holder on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (i) no Holder will be required to contribute any amount in excess of the proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement; and (ii) no person or entity guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.


     2.  Furnish Information.  It shall be a condition precedent to the
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obligations of the Company to take any action pursuant to this Agreement that the selling Holders will furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

     3.  Injunctive and Other Relief.  The Company and the Holders agree that in
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the event that either party breaches this Agreement, the non-breaching party will be irreparably harmed and will be entitled to injunctive relief and specific enforcement in addition to any other remedy which it may have at law or in equity.

     4.  Entire Agreement; Modification.  This Agreement sets forth the entire
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agreement and understanding between the parties hereto with respect to the subject matter hereof, and merges and supersedes any and all prior discussions, agreements, and understandings between or among them with respect thereto, and no party shall be bound by any condition, definition, warranty or representation, other than those expressly set forth or provided for in this Agreement or in any document or instrument delivered pursuant to this Agreement, or as may be set forth in writing and signed by the party or parties to be bound thereby on or subsequent to the date hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by the Company and the Holders.
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     5.  Governing Law.  This Agreement shall be governed by California law
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(excluding the choice of law provisions) and applicable federal law.

     6.  Severability.  If any term, provision, covenant or restriction
         ------------
contained in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of this Agreement shall remain operative and in full force and effect. If any provision contained in this Agreement is invalidated or becomes inoperative because of a change in law, the parties hereto will use their reasonable best efforts to adopt an appropriate substitute (if any) for such provision consistent with the intent of the parties.

     7.  Binding Effect of Agreement.  The terms of this Agreement shall be
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binding on and inure to the benefit of the parties hereto and their respective subsidiaries, parents or other affiliated entities, agents, attorneys, heirs, executors, successors, representatives and assigns. Any transferee of Registrable Securities shall have the rights of a Holder hereunder.

     8.  Notices.  Any notice, request or other communication required or
         -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

                      (a)  If to the Investor:


                           Exodus Communications, Inc.
                           2831 Mission College Blvd.
                           Santa Clara, CA  95054
                           Attention:  Adam W. Wegner, General Counsel
                           Phone:  (408) 346-2200
                           Fax:  (408) 346-2206

                           with a copy to:

                           Fenwick & West LLP
                           Two Palo Alto Square
                           Palo Alto, CA  94306
                           Attention:  David W. Healy, Esq.
                           Phone:  (650) 494-0600
                           Fax:  (650) 494-1417

                      (b)  If to the Company:


                           Mirror Image Internet, Inc.
                           49 Dragon Court
                           Woburn, MA  01801
                           Attention:  Timo Aittola, Chief Financial Officer
                           Phone:  (781) 376-1156
                           Fax:  (781) 376-1104

                           with a copy to:


                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY 10017
                           Attention:  Brian M. Stadler
                           Phone:  (212) 455-3765
                           Fax:  (212) 455-2502
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                      (c)  If to Xcelera:


                           Xcelera.com Inc.
                           P.O. Box 309
                           Ugland House
                           South Church Street
                           Grand Cayman Islands, British West Indies
                           Attention:  Gareth Griffiths
                           Phone:  (345) 949-8066
                           Fax:  (345) 949-8080

                           with copies to:

                           10 Ashton Drive
                           Greenwich, CT 06831
                           Attention:  Alexander M. Vik, President
                           Phone:  (203) 622-1606
                           Fax:  (203) 622-1610

                           and


                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY 10017
                           Attention:  Brian M. Stadler, Esq.
                           Phone:  (212) 455-3765
                           Fax:  (212) 455-2502

or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 8.

     9.  Counterparts.  This Agreement may be executed in counterparts, each of
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which will be deemed an original, but all of which together will constitute one and the same instrument.


                 [Remainder of page intentionally left blank.]
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Mirror Image Internet, Inc.,            Exodus Communications, Inc.,
a Delaware corporation                  a Delaware corporation

Name: /s/ Timo Aittola                  Name: /s/ Ellen M. Hancock
      ----------------                       --------------------

By: Timo Aittola                        By: /s/ Ellen M. Hancock
    ------------                           --------------------

Title: Chief Financial Officer          Title: President and Chief Executive
       -----------------------                 -----------------------------
       Officer
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Xcelera.com Inc.,
a Cayman Islands corporation

Name: /s/ Alexander M. Vik
      --------------------

By: Alexander M. Vik
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Title: Chief Executive Officer
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               [Signature Page to Registration Rights Agreement]